SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2005

Timberland Bancorp, Inc.
(Exact name of registrant as specified in its charter)

        Washington                                          0-23333                             91-1863696
     State or other jurisdiction                     Commission                         (I.R.S. Employer
     Of incorporation                                   File Number                         Identification No.)

624 Simpson Avenue, Hoquiam, Washington                                                 98550
(Address of principal executive offices)                                                       (Zip Code)

                        Registrant's telephone number (including area code) (360) 533-4747

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

        The Registrant announced that at a meeting held on April 26, 2005 its Board of Directors approved the acceleration of the vesting of underwater unvested stock options previously awarded to employee, officers and directors. The accelerated options were issued under the Timberland Bancorp, Inc. 1999 Stock Option Plan and the 2003 Stock Option Plan.

        A copy of the press release announcing the acceleration of the vesting of the options as described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

            (c)        Exhibits

            99.1     Press Release of Timberland Bancorp, Inc. dated May 2, 2005

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                              TIMBERLAND BANCORP,INC.

DATE: May 2, 2005                                               By: /s/Michael R. Sand
                                                                                         Michael R. Sand
                                                                                         President and Chief Executive Officer

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Exhibit 99.1

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                                                                                              Contact:      Michael R. Sand
                                                                                                                 President and CEO
                                                                                                                 Dean J. Brydon,
                                                                                                                 Chief Financial Officer
                                                                                                                 360-533-4747

News Release

TIMBERLAND BANCORP ANNOUNCES ACCELERATED VESTING OF UNDERWATER STOCK OPTIONS

HOQUIAM, Wash. - May 2, 2005 - Timberland Bancorp, Inc. (Nasdaq: TSBK), announced that on April 26, 2005 its Board of Directors accelerated the vesting of underwater stock options previously awarded under the Timberland Bancorp, Inc. 1999 Stock Option Plan and the 2003 Stock Option Plan in light of the new accounting regulations that will take effect in the Company's next fiscal year. The Board took this action with the belief that it is in the best interests of its shareholders as it will reduce the Company's reported compensation expense in future periods.

As a result of the vesting acceleration, options to purchase approximately 27,500 shares of Timberland Bancorp common stock became exercisable immediately. All of these stock options were considered underwater or out of the money since the option's exercise price was greater than the current market value. The weighted average exercise price of accelerated options was $23.06 and the closing price of the Company's common stock on April 26, 2005 was $22.81.

Under the recently issued Financial Accounting Standard Board Statement No. 123 (Revised 2004), "Share Based Payment" ("FAS 123R"), the Company will be required to apply the expense recognition provisions of FAS 123R beginning with the first quarter of its 2006 fiscal year, which begins on October 1, 2005. As a result of the acceleration, Timberland Bancorp is not expected to be required to recognize anticipated stock option expense, net of taxes of approximately $54,000 in fiscal 2006 through fiscal 2008. The Company will, however, as a result of this action record a footnote stock based compensation expense of approximately $54,000 net of taxes in the quarter ending June 30, 2005.

Timberland Bancorp, Inc. stock trades on the Nasdaq national market under the symbol "TSBK." Timberland Bank owns and operates branches in the state of Washington in Hoquiam, Aberdeen, Ocean Shores, Montesano, Elma, Olympia, Lacey, Panorama City, Tumwater, Yelm, Puyallup, Edgewood, Tacoma, Spanaway (Bethel Station), Gig Harbor, Poulsbo, Silverdale, Auburn, Winlock, and Toledo.

Except for the historical information in this new release, this release contains certain "forward-looking statements." The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this statement for the express purpose of availing itself of the protection of such safe harbor with forward looking statements. These forward-looking statements may describe future plans or strategies and include the Company's expectations of future financial results. Forward-looking statements are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These risk factors include but are not limited to the ability of the Company to effectively integrate acquired branches and employees into its systems, effect of interest rate changes, competition in the financial services market for both deposits and loans as well as regional and general economic conditions. The words "believe," "expect," "anticipate," "estimate," "scheduled" and similar expressions identify forward-looking statements. The Company's ability to predict results or the effect of future plans or strategies is inherently uncertain and undue reliance should not be placed on such statements.

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